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                                                                     Exhibit 4.2



                      SULCUS HOSPITALITY TECHNOLOGIES CORP.
                 (FORMERLY KNOWN AS SULCUS COMPUTER CORPORATION)

                              AMENDED AND RESTATED
                                     BY-LAWS

                         (ADOPTED ON NOVEMBER 14, 1997)


                                    ARTICLE I

                                     OFFICES

        Section 1. The registered office shall be located in the City of Greensburg, Commonwealth of Pennsylvania.

        Section 2. The Corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

        Section 1. All meetings of the shareholders shall be held at such place within or without the Commonwealth, as may be from time to time fixed or determined by the Board of Directors.

        One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other.

        Section 2. An annual meeting of the shareholders, commencing with the year 1998, shall be held within 120 days of the close of the Corporation's fiscal year, on such day and at such hour as the Board of Directors may designate, when the shareholders shall elect by a plurality vote Directors


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to serve on the Board of Directors, and shall transact such other business as may properly be brought before the meeting.

        Section 3. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called pursuant to a resolution adopted by at least a majority of the Board of Directors (whether or not there exist any vacancies on the Board of Directors at the time such resolution is presented for adoption). The Board of Directors shall deliver a written request to the Secretary of the Corporation to call the special meeting. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time, not more than sixty (60) days thereafter, as the Secretary may fix. If the Secretary shall neglect to issue such call, the person or persons making the request may issue the call.

        Section 4. Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be served upon or mailed, postage prepaid, at least five days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote thereat.

        Section 5. Except as otherwise provided by law the officer having charge of the transfer books for shares of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

        Section 6. Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice.

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        Section 7. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation of the Corporation or by these By-Laws. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors such meeting may be adjourned only from day to day or for such longer periods not exceeding fifteen (15) days each as the holders of a majority of the shares present in person or by proxy shall direct. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

        Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall


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decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

        Section 9. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

        Section 10. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all share holders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the chairman of the meeting or any shareholder


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or his proxy. If there be three judges of election the decision, act or certificate of a majority, shall be effected in all respects as the decision, act or certificate of all.

        Section 11. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders.

                                   ARTICLE III

                                    DIRECTORS

        Section 1. The number of directors which shall constitute the whole board shall be not less than one nor more than seven, the exact number of which shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article III, and each director shall hold office until his successor is elected and qualified. Directors need not be shareholders.

        Section 2. At the 1997 annual meeting of shareholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the directors of the first class elected for a term of one year, the directors of the second class elected for a term of two years, and the directors of the third class elected for a term of three years. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall


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be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

        Section 3. A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning Director, unless some other time is specified therein.

        Section 4. Subject to the rights of the holders of any class or series of the capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter in these By-Laws referred to as the "Voting Stock") then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires. No decrease in the authorized number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

        Section 5. Subject to the rights of the holders of any class or series of the Voting Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class (it being understood that, for all purposes of these By-Laws, each share of the Voting Stock shall have the number of votes granted to it pursuant to the Articles of Incorporation of the Corporation or any

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designation of the rights, powers and preferences of any class or series of the
Preferred Stock of the Corporation made pursuant to the Articles of Incorporation (a "Preferred Stock Designation")).

        Section 6. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation's Articles of Incorporation or by these By-Laws, directed or required to be exercised and done by the shareholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

        Section 7. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania.

        One or more directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

        Section 8. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the shareholders at the meeting at which such directors were elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole Board shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

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        Section 9. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of at least a majority of the Board of Directors at a duly convened meeting, or by unanimous written consent.

        Section 10. Special meetings of the Board of Directors may be called by the Chief Executive Officer on five days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of a majority of the directors then in office.

        Section 11. At all meetings of the Board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 12. If all the directors shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

                                   COMMITTEES

        Section 13. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as

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alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in such resolution or in these By-Laws, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation except that a committee shall not have any power or authority as to the following: (a) the submission to shareholders of any action requiring approval of shareholders under this subpart; (b) the creation or filling of vacancies in the Board of Directors; (c) the adoption, amendment or repeal of the By-Laws; (d) the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and (e) action on matters committed by the By-Laws or resolution of the Board of Directors to another committee of the Board of Directors. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The committees shall keep regular minutes of the proceedings and report the same to the Board of Directors when required.

                            COMPENSATION OF DIRECTORS

        Section 14. Directors shall not receive any salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board of Directors. This shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


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        Any payments made to a director of the Corporation such as a salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such director to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board of Directors, to enforce payment of each such amount disallowed. In lieu of payment by the director, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation and/or expense reimbursements until the amount owed to the Corporation has been recovered.

                                   ARTICLE IV

                                     NOTICES

        Section 1. Notices to directors and shareholders shall be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by law. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an


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adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

        Section 2. Whenever any written notice is required to be given under the provisions of law or the Articles of Incorporation or By-Laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by this Section 2, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

        Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President or Chief Executive Officer, a Secretary and a Treasurer. The President or Chief Executive Officer and the Secretary shall be natural persons of full age; the Treasurer may be a corporation but, if a natural person, shall be of full age. The Board of Directors may also choose Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any number of the aforesaid offices may be held by the same person.

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        Section 2. The Board of Directors, immediately after each annual meeting of shareholders, shall elect a President or Chief Executive Officer, who may, but need not be, a director, and the Board of Directors shall also annually choose a Secretary and a Treasurer who need not be members of the Board of Directors.

        Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board of Directors, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation and/or expense reimbursements until the amount owed to the Corporation has been recovered.

        Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

        Section 6. If required by the Board of Directors, an officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the

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faithful performance of the duties of his office and for the restoration to the
Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                  THE PRESIDENT

        Section 7. The President (or Chief Executive Officer) shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

        Section 8. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                               THE VICE-PRESIDENTS

        Section 9. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President or Chief Executive Officer, as the case may be, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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                     THE SECRETARY AND ASSISTANT SECRETARIES

        Section 10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the executive committee, if there is an executive committee, when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President (or Chief Executive Officer), under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

        Section 11. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

        Section 12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

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        Section 13. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President or Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

        Section 14. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                   ARTICLE VI

                             CERTIFICATES OF SHARES

        Section 1. The shares of the Corporation shall be represented by a certificate or certificates. The certificates of shares of the Corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be. If more than one class of shares is authorized, the certificate shall state that the Corporation will furnish to any shareholder, upon request and without charge a full or summary statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and the variations thereof between the shares of each series, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

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        Section 2. Every share certificate shall be signed by the Chief
Executive Officer and the Secretary. Where a certificate is signed by a transfer agent or an assistant transfer agent or a registrar, the signature of any such Chief Executive Officer or Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.


                                LOST CERTIFICATES

        Section 3. The Board of Directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken, certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

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                               TRANSFERS OF SHARES

        Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

        Section 5. The Board of Directors may fix a time, not more than ninety
(90) days, prior to the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice.

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                             REGISTERED SHAREHOLDERS

        Section 6. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.



                                   ARTICLE VII

                               GENERAL PROVISIONS

                                  DISTRIBUTIONS

        Section 1. Distributions upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property, or in its shares, subject to the provisions of the Articles of Incorporation.

        Section 2. Before payment of any distributions, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


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                        FINANCIAL REPORT TO SHAREHOLDERS

        Section 3. The directors shall cause to be sent to the shareholders, within 120 days after the close of the fiscal year, a financial statement as of the closing date of the preceding fiscal year. Such financial statement shall include a balance sheet as of the close of such year, together with statements of income and expenses for such year, prepared so as to present fairly the Corporation's financial condition and the results of its operations.


                                     CHECKS

        Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                   FISCAL YEAR

        Section 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


                                      SEAL

        Section 6. The corporate seal shall have inscribed thereon the name of the Corporation and the year and state of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



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                                  ARTICLE VIII

                                   AMENDMENTS

        Unless otherwise provided in the Articles of Incorporation, these By-Laws may be amended by a vote of at least a majority of the members of the Board of Directors at any regular or special meeting duly convened after the notice of that purpose, subject always to the power of shareholders under law and in accordance with the Articles of Incorporation to change such action.


                                   ARTICLE IX

                  LIMITATION ON DIRECTORS' PERSONAL LIABILITY;
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 1. A director of the Corporation shall not be personally liable for monetary damages for any action taken or failure to take any action unless the director has breached or failed to perform the duties of his or her office under Sections 1712 and 1715 of the Pennsylvania Business Corporation Law of 1988 and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any responsibility or liability of such director pursuant to any criminal statute, or (ii) for any liability of a director for the payment of taxes pursuant to local, state or federal law.

        Section 2. The Corporation shall indemnify to the full extent authorized or permitted by law, any person made, or threatened to be made, a party to or otherwise involved in (as a witness or otherwise) an action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether by or in the right of the Corporation or otherwise) by reason of the fact that the person is


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or was a director or officer of the Corporation or while a director or officer of the Corporation, either serves or served as a director, officer, trustee, employee or agent of any other related enterprise or in connection with a related employee benefit plan at the request of the Corporation or serves or served as a director, officer, trustee, employee or agent of any other unrelated enterprise at the specific written request of the Corporation against any expenses and liability actually incurred including without limitation judgments and amounts paid or to be paid in settlement of and in actions brought by or in the right of the Corporation. Expenses incurred by such a person in defending a civil or criminal action, suit or proceeding or in enforcing any right under this Article IX shall be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount to the extent it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation or, in the case of a criminal action, the majority of the Board of Directors so determines. The right to indemnification and advancement of expenses conferred in this Section 2 shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any agreement, vote of shareholders or directors or otherwise, the Corporation having the express authority to enter such agreements as the Board of Directors deems appropriate for the indemnification of and advancement of expenses, including the creation of a fund therefor or equivalent guarantee, to present or future directors and officers of the Corporation in connection with their service as director or officer of the Corporation or their service as director, officer, trustee, employee or agent of any other enterprise or in connection with an employee benefit plan at the request of the Corporation. The right to indemnification and the advancement of expenses provided in this Section 2 shall be a contract right, shall continue as to a


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person who has ceased to serve in the capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

        Section 3. No amendment, alteration or repeal of this Article IX, nor the adoption of any provision inconsistent with this Article IX, shall adversely affect any limitation on the personal liability of a director or officer, or the rights of a director or officer to indemnification and advancement of expenses, existing at the time of such amendment, modification or repeal, or the adoption of such an inconsistent provision.


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